MINING CLAIM & LEASE SALE/PURCHASE AGREEMENT

THIS MINING CLAIM & LEASE SALE/PURCHASE AGREEMENT (the "Agreement") is made effective this **Thirtieth (30th) day of January, 2012** ("Effective Date"), by and between **Robert A. Larson**, a Colorado resident, whose address is P.O. Box 85, Ouray, Colorado 81427, ("LARSON") and **American Strategic Minerals Corporation**, a Colorado corporation, whose address is 31161 Hwy 90, P.O. Box 888, Nucla, Colorado 81424 ("AMICOR"). LARSON and AMICOR may be referred to herein individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, LARSON is the owner of certain unpatented mining claims (the "Claims") known as the Pitchfork Claims, a list of which is attached hereto as Exhibit A; and is lessee of the surface rights (the "Lease") in, on and under a portion of the Claims under that certain Surface Lease by and between Barrett Brothers, Inc., as lessor, and LARSON, as lessee, dated the 29th day of August, 2008, a copy of which is attached hereto as Exhibit C, located in San Miguel County, Colorado (the Claims and Surface Lease may collectively be referred to herein as the "Property"):

i. Unpatented Mining Claims:
   a. PJ10 through PJ39; BLM CMC numbers 271269 through 271298; San Miguel County reception numbers 396463 through 396492.

ii. Surface Lease:
   a. Township 44 North, Range 16 West, N.M.P.M., Section 33, N½SW¼ and SE¼ (approximately 240 acres)
   b. Township 43 North, Range 16 West, N.M.P.M., Section 4, Lots I and II (approximately 80 acres)

AND WHEREAS, LARSON desires to sell and assign the Property to AMICOR and AMICOR desires to acquire all rights, title and interest in and to the Property from LARSON on the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Sale and Quitclaim of Claims. LARSON hereby agrees to sell and quitclaim the Claims to AMICOR under a Quitclaim Deed in the form as attached hereto as Exhibit B, and AMICOR hereby agrees to accept said Claims with the following conditions:

a) AMICOR agrees and covenants to except, reserve, and retain for LARSON, or LARSON's successors and assigns, a 5% production royalty, as further described and defined in Exhibit B, attached hereto (the "Royalty").

b) In the event that AMICOR fails to maintain the Claims in good standing, then for a period of twenty (20) years, AMICOR agrees and covenants to except, reserve, and retain for LARSON, or LARSON's successors and assigns, the Royalty on any interests in the locatable minerals covered by the Claims acquired by AMICOR, or AMICOR's successors or assigns.

c) AMICOR agrees to indemnify and save harmless LARSON against any and all environmental liabilities associated with the Property that are caused by actions and/or inactions occurring at the Property after Closing, as defined below.

2. Sale and Assignment of Lease. LARSON hereby agrees to assign the Lease to AMICOR under and Lease Assignment in the form as attached hereto as Exhibit D, and AMICOR hereby agrees to accept said assignment, and agrees and covenants to perform all of LARSON's obligations under the Lease, including the payment of any dues under the lease, which may become due to the lessor under the Lease, pursuant to the terms and conditions contained therein.

3. Payment and Other Consideration. AMICOR shall pay to LARSON for the purchase of the Claims and assignment of the Lease, the sum of One Hundred Fifty Thousand Dollars and No/100 (US$150,000.00).

4. The Closing. The consummation of the transactions contemplated by this Agreement shall take place on the **Thirtieth (30th) day of January, 2012**, at the offices of AMICOR located in Nucla, Colorado, or at such other time, date, location or manner as the Parties may agree (the "Closing").

5. Deliveries at the Closing. At the Closing: (i) LARSON shall deliver to AMICOR an executed Quitclaim Deed of the Claims substantially in form as set forth in Exhibit B attached hereto; (ii) LARSON shall deliver to AMICOR an executed Assignment of the Lease substantially in the form as set forth in Exhibit D attached hereto; (iii) LARSON shall deliver to AMICOR all geological data and technical information in his possession that pertains to lands and minerals of the Property, and (iv) AMICOR shall deliver to LARSON good funds for the sum of One Hundred Fifty Thousand Dollars and No/100 (US$150,000.00).

6. Representations and Warranties of LARSON. LARSON represents and warrants to AMICOR that the statements contained in this Section 6 will be correct and complete at Closing:

a. Formation and Good Standing. LARSON is a Colorado resident, and is qualified to do business in states where necessary to carry out the purposes of this Agreement.

b. Authority. LARSON has full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of LARSON enforceable in accordance with its terms and conditions. To the best of his knowledge, LARSON need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The

execution, delivery and performance of this Agreement, and all other agreements contemplated hereby, have been duly authorized by LARSON.

c. Other Agreements. LARSON will not breach the Lease, or any other agreement or arrangement, by entering into or performing this Agreement, and no consent is required by any party to the Lease, or any other person or entity, in connection with entering into or performing this Agreement.

d. No Prohibitions. To the knowledge of LARSON, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which LARSON is subject, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to the Property.

e. Claims Ownership. LARSON is the sole owner of the Claims, LARSON has not sold, leased, or otherwise encumbered the Claims under separate agreements with any other party, and LARSON has the full right to assign the Claims to AMICOR. To the best of LARSON's knowledge, the Claims are free and clear of all encumbrances, rights or claims of third parties; however for the purposes of this Agreement, LARSON does not represent or warrant that the mineral rights reserved by the Claims are free of any third party encumbrances.

f. Lease Ownership. To the best of LARSON's knowledge, LARSON is the sole lessee under the Lease, the sole lessee of surface mining rights in, on and under the lands included in the Surface Lease, and such lease is free and clear of all encumbrances, rights or claims of third parties, and LARSON has the full right to assign its rights under the Lease to AMICOR.

g. Title and Condition. LARSON has delivered to AMICOR a true and complete copy of the Lease; and: (i) the Lease is in full force and effect; (ii) LARSON is in full compliance with all material obligations under, and there is no actual or alleged breach of or default of, any material provision of the Lease; and (iii) LARSON has not received notice from the counterparties to the Lease of any breach.

7. Representations and Warranties of AMICOR. AMICOR hereby represents and warrants to LARSON that the statements contained in this Section 7 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing date:

a. Formation and Good Standing. AMICOR is a Colorado corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business and is in good standing in those states where necessary to carry out the purposes of this Agreement.

b. Authority. AMICOR has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of AMICOR, enforceable in accordance with its terms and conditions. AMICOR need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or

governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement, and all other agreements contemplated hereby, have been duly authorized by AMICOR.

c. Other Agreements. AMICOR will not breach any other agreement or arrangement by entering into or performing this Agreement.

d. No Prohibitions. To the knowledge of AMICOR, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which AMICOR is subject, or any provision of AMICOR' Articles of Incorporation, Bylaws, or other governing documents, or (ii) result in the imposition or creation of any lien or encumbrance upon or with respect to the Property.

8. Conditions to AMICOR's Obligations to Close. AMICOR's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

a. Representations and Warranties are True. The representations and warranties of LARSON set forth in Section 6 above shall be true and correct in all material respects at and as of the Closing.

b. Delivery of Quitclaim Deed. LARSON shall have executed and delivered to AMICOR the executed Quitclaim Deed in the form attached hereto as Exhibit B.

c. Delivery of Assignment. LARSON shall have executed and delivered to AMICOR the executed Assignment in the form attached hereto as Exhibit D.

d. Delivery of Data. LARSON shall deliver to AMICOR all geological data and technical information in his possession that pertains to the Property.

9. Conditions to LARSON's Obligations to Close. LARSON's obligation to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

a. Representations and Warranties are True. The representations and warranties of AMICOR set forth in Section 7 above shall be true and correct in all material respects at and as of the Closing.

b. Delivery of Payment. AMICOR shall have delivered to LARSON a payment for the sum of One Hundred Fifty Thousand Dollars and No/100 ($150,000.00).

10. Termination. Either Party may terminate this Agreement if the other Party has not met any of the conditions or obligations to close as set forth in this Agreement by the Closing date, upon written notice to the Party prior to Closing. If any Party terminates this Agreement pursuant to this Section, all rights and obligations hereunder shall terminate without any liability of any Party to the other Party.

11. Confidentiality. All information provided by any Party to the other Party in furtherance of this Agreement shall be treated by the Parties as confidential until Closing and shall not be disclosed by any Party to any person, other than a director, officer, employee, agent, shareholder or professional advisor of or to such Party with a need to know for purposes connected with this Agreement. If any Party discloses confidential information to any person, as provided in this Section, such Party shall require the person to whom the disclosure is made to keep such information confidential and will be liable for any breach of confidentiality by that person. This Section does not apply to (i) information in the public domain, (ii) disclosures made by a Party in a news release or other public filing required under applicable securities laws, rules and regulations, (iii) information already known or independently developed by a Party or (iv) information as may be required to be disclosed by applicable law or court order.

12. Miscellaneous.

a. Further Assurances. From and after the Effective Date, and from time to time at the request of either Party, the other Party shall, without further consideration, execute and deliver such instruments of transfer, assignment and assumption, and take such other actions as may reasonably be necessary, to consummate the transactions provided for by this Agreement.

b. Notices. All notices, requests, demands, and other communications shall be in writing and addressed as follows and shall be deemed delivered when actually received by the receiving Party:

If to LARSON:
Robert A. Larson
P.O. Box 85
Ouray, Colorado 81427

If to AMICOR:
American Strategic Minerals Corporation
Attention: George Glasier, President
31161 Hwy 90, P.O. Box 888
Nucla, Colorado 81424

c. Entire Agreement. This Agreement (including all documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter of this Agreement. This Agreement may not be modified, changed or terminated orally or in any manner other than by a written agreement executed by the Parties.

d. Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of the Parties and their respective successors and assigns.

e. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, except for conflict of laws and insofar as it may become necessary to comply with federal statutes, rules or regulations. The parties consent to jurisdiction and venue within Montrose County, Colorado with respect to any dispute arising or related to this Agreement.

f. No Implied Covenants. The Parties agree that no implied covenants or conditions whatsoever shall be read into this Agreement relating to the assignment of the Lease.

g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. The Parties intend that facsimile signatures or signatures in an electronic image file constitute original signatures and that a facsimile or electronic image file containing the signatures of the Parties is binding on the Parties.

h. Expenses. Except as expressly provided in this Agreement, each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

i. Authority of Signers. The individuals signing this Agreement on behalf of the Parties represent that they have the required authority to execute this Agreement and no other signatures are necessary.

j. Attorneys' fees. If either Party brings suit to enforce or interpret this Agreement, or any document, instrument or agreement delivered pursuant to this Agreement, or with respect to any other issue related to this Agreement, the prevailing Party shall be entitled to recover from the other Party the prevailing Party's reasonable attorneys' fees and costs, including expert witness fees, incurred in any such action or in any appeal from such action, in addition to any other relief to which the prevailing Party is entitled.

IN WITNESS WHEREOF, LARSON and AMICOR have executed this Agreement to be effective as of the date first set above.

Robert A. Larson, a Colorado resident	American Strategic Minerals Corporation, a Colorado corporation
________________________ Robert A. Larson	________________________ George Glasier, President

Exhibit A

(Mining Claim & Lease Sale/Purchase Agreement)

LIST AND DESCRIPTION OF MINING CLAIMS

Admin State : CO

County : SAN MIGUEL

Serial No	Case Type	Claim Name/Number	Claimant	Legal Desc MTRS	Subdiv	Geo Cty	BLM Dist	Lead File	Loc Date	Last Assmt-Yr	County Book; Page	Closed Date
CMC271269	LODE CLAIM	PJ-10	LARSON ROBERT A	23 0440N 0160W 033	SW SE	113	CO	CMC271269	6/19/2007	2012		
CMC271269	LODE CLAIM	PJ-10	LARSON ROBERT A	23 0430N 0160W 004	NE NW	113	CO	CMC271269	6/19/2007	2012		
CMC271270	LODE CLAIM	PJ-11	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	6/19/2007	2012		
CMC271271	LODE CLAIM	PJ-12	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	6/19/2007	2012		
CMC271272	LODE CLAIM	PJ-13	LARSON ROBERT A	23 0440N 0160W 033	SW SE	113	CO	CMC271269	6/19/2007	2012		
CMC271272	LODE CLAIM	PJ-13	LARSON ROBERT A	23 0430N 0160W 004	NE	113	CO	CMC271269	6/19/2007	2012		
CMC271273	LODE CLAIM	PJ-14	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	7/2/2007	2012		
CMC271274	LODE CLAIM	PJ-15	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	7/2/2007	2012		
CMC271274	LODE CLAIM	PJ-15	LARSON ROBERT A	23 0430N 0160W 004	NW	113	CO	CMC271269	7/2/2007	2012		
CMC271275	LODE CLAIM	PJ-16	LARSON ROBERT A	23 0430N 0160W 004	NE NW	113	CO	CMC271269	7/2/2007	2012		
CMC271276	LODE CLAIM	PJ-17	LARSON ROBERT A	23 0430N 0160W 004	NE	113	CO	CMC271269	7/2/2007	2012		
CMC271277	LODE CLAIM	PJ-18	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	7/2/2007	2012		
CMC271277	LODE CLAIM	PJ-18	LARSON ROBERT A	23 0440N 0160W 032	SE	113	CO	CMC271269	7/2/2007	2012		
CMC271278	LODE CLAIM	PJ-19	LARSON ROBERT A	23 0440N 0160W 033	SW	113	CO	CMC271269	7/2/2007	2012		
CMC271278	LODE CLAIM	PJ-19	LARSON ROBERT A	23 0440N 0160W 032	SE	113	CO	CMC271269	7/2/2007	2012		
CMC271279	LODE CLAIM	PJ-20	LARSON ROBERT A	23 0440N 0160W 033	NW SW	113	CO	CMC271269	7/2/2007	2012		
CMC271280	LODE CLAIM	PJ-21	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/2/2007	2012		
CMC271281	LODE CLAIM	PJ-22	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/2/2007	2012		
CMC271282	LODE CLAIM	PJ-23	LARSON ROBERT A	23 0440N 0160W 033	NW	113	CO	CMC271269	7/2/2007	2012		
CMC271282	LODE CLAIM	PJ-23	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/2/2007	2012		
CMC271283	LODE CLAIM	PJ-24	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/20/2007	2012		
CMC271284	LODE CLAIM	PJ-25	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/20/2007	2012		
CMC271285	LODE CLAIM	PJ-26	LARSON ROBERT A	23 0440N 0160W 032	NE	113	CO	CMC271269	7/20/2007	2012		
CMC271286	LODE CLAIM	PJ-27	LARSON ROBERT A	23 0440N 0160W 032	NW	113	CO	CMC271269	7/20/2007	2012		
CMC271287	LODE CLAIM	PJ-28	LARSON ROBERT A	23 0440N 0160W 032	NE NW	113	CO	CMC271269	7/20/2007	2012		
CMC271287	LODE CLAIM	PJ-28	LARSON ROBERT A	23 0440N 0160W 029	SW SE	113	CO	CMC271269	7/20/2007	2012		
CMC271288	LODE CLAIM	PJ-29	LARSON ROBERT A	23 0440N 0160W 029	SW SE	113	CO	CMC271269	7/20/2007	2012		
CMC271289	LODE CLAIM	PJ-30	LARSON ROBERT A	23 0440N 0160W 029	SW	113	CO	CMC271269	7/3/2007	2012		
CMC271290	LODE CLAIM	PJ-31	LARSON ROBERT A	23 0440N 0160W 029	SW	113	CO	CMC271269	7/3/2007	2012		
CMC271291	LODE CLAIM	PJ-32	LARSON ROBERT A	23 0440N 0160W 029	SW	113	CO	CMC271269	7/3/2007	2012		
CMC271292	LODE CLAIM	PJ-33	LARSON ROBERT A	23 0440N 0160W 030	SE	113	CO	CMC271269	7/3/2007	2012		
CMC271293	LODE CLAIM	PJ-34	LARSON ROBERT A	23 0440N 0160W 029	SW	113	CO	CMC271269	7/3/2007	2012		
CMC271293	LODE CLAIM	PJ-34	LARSON ROBERT A	23 0440N 0160W 030	SE	113	CO	CMC271269	7/3/2007	2012		
CMC271294	LODE CLAIM	PJ-35	LARSON ROBERT A	23 0440N 0160W 029	SW	113	CO	CMC271269	7/3/2007	2012		
CMC271294	LODE CLAIM	PJ-35	LARSON ROBERT A	23 0440N 0160W 030	SE	113	CO	CMC271269	7/3/2007	2012		
CMC271295	LODE CLAIM	PJ-36	LARSON ROBERT A	23 0440N 0160W 030	NE SE	113	CO	CMC271269	7/20/2007	2012		
CMC271296	LODE CLAIM	PJ-37	LARSON ROBERT A	23 0440N 0160W 030	NE SE	113	CO	CMC271269	7/20/2007	2012		
CMC271297	LODE CLAIM	PJ-38	LARSON ROBERT A	23 0440N 0160W 030	NE	113	CO	CMC271269	7/20/2007	2012		
CMC271298	LODE CLAIM	PJ-39	LARSON ROBERT A	23 0430N 0160W 004	NE	113	CO	CMC271269	7/16/2007	2012		

Exhibit B

<u>(Mining Claim & Lease Sale/Purchase Agreement)</u>

QUITCLAIM DEED

Know all men by these presents:

That Robert A. Larson, P. O. Box 85, Ouray, Colorado 81427, Grantor, hereby quitclaims, assigns and transfers to American Strategic Minerals Corporation, 31161 Hwy 90, P.O. Box 888, Nucla, CO 81424, Grantee, and/or its successors and assigns, all right, title and interest of the Grantor in and to the following described unpatented mining claims located in San Miguel County, Colorado:

> Claims PJ10 through PJ39, BLM CMC numbers 271269 through 271298, located in San Miguel County, Colorado, (Reception Numbers 396463 through 396492 in the land records of San Miguel County) also known as the Pitchfork claims (hereafter "the Claims").

Together with all and singular any improvements thereon and tenements, hereditaments and appurtenances thereto, but excepting and reserving and retaining to Grantor, his heirs, successors and assigns, a nonparticipating production royalty interest on all ores produced from the Claims which shall run with the Claims, such royalty interest being defined and calculated according to paragraphs 1 through 4 below:

1. Grantee shall pay Grantor a Production Royalty of Five-Percent (5.0%) of the "fair market value", determined as hereinafter provided, of all crude ores containing uranium, vanadium and associated and related minerals mined and shipped or sold from the Claims or fed to Initial Process.
2. If ores mined from the Claims are sold by Grantee in a crude state to an independent mill or other reduction works, "fair market value" shall mean the gross amount received by Grantee for such crude ores mined and sold to a mill or other plant (hereinafter referred to collectively as "Receiving Plant"), f.o.b. the mill, including any subsidy, bonus or equivalent thereof payable by the federal government or any agency thereof or from any other source as a result of the production, sale or disposal of crude ore; providing that payment of royalties on such subsidy or bonus is not contrary to law or governmental regulation.
3. If Grantee does not sell crude ore to a Receiving Plant but elects to feed such ore to "Initial Process," as herein defined, it will pay Grantor Five-Percent (5.0%) of the fair market value of all crude ores mined and removed from the Claims and fed to "Initial Process". "Initial Process" as used herein shall mean any processing or milling procedure to up-grade, concentrate or refine crude ores, including custom milling or other processing arrangement whereby title to the crude ore and all products derived therefrom is retained by Grantee. "Fair market value" as used in this Paragraph 3 shall mean the value of such crude ores, f.o.b. the mill, as determined by the prevailing market price for ores of similar geological

characteristics, grade, quantities and metallurgical characteristics at the time of delivery of said ores and shall include any subsidy, bonus or equivalent thereof, payable to or by the federal government or any agency thereof or from any other source as a result of the production sale or disposal of crude ore, providing the payment of royalties on such subsidy or bonus is not contrary to law or government regulation.

4. Unless crude ores are fed to Initial Process by Grantee or unless otherwise required by law or by regulation or action of a governmental agency, Grantee will make reasonable efforts to ship all ores mined hereunder to the Receiving Plant offering the most favorable terms for the quantity available, and will appropriately bill the ores to show that they are from the Claims. Most favorable terms shall be defined as the highest compensation that can be obtained from a mill, after deducting the costs for shipping the ore. Irrespective of the above provision, Grantee shall have the right to enter into long term marketing contracts for the marketing of mine production from the Claims, under which the price paid pursuant to such contract shall be determinative of the fair market value of the ores for purposes of royalty calculation. In negotiating any such long term marketing contracts, Grantee agrees to utilize reasonable efforts in an attempt to have included in such contracts provisions providing for escalation or de-escalation of price to reflect changes in the market prices for the mine production during the term of the contracts.

Royalties shall be paid by Grantee quarterly on or before the last day of the month succeeding the end of each calendar quarter for the immediate preceding quarter. At the time of payment, Grantee shall provide Grantor with a detailed statement showing production from the Claims, all sales of such production, and the calculation of the royalty payment. Grantor or his designee shall have the right to inspect and audit the books and records of Grantee, or of any affiliate or party related to Grantee, to verify the calculation of the royalty.

Witness my hand signed below this **Thirtieth (30th) day of January, 2012**.

Grantor:

____

Robert A. Larson

State of Colorado:
County of Ouray:
The foregoing instrument was acknowledged before me this ____ day of __________________, 2011 by Robert A. Larson who attested the same as his free and voluntary act and deed. Witness my hand and official seal. My commission expires _____________.

____

Notary Public

Exhibit C

<u>(Mining Claim & Lease Sale/Purchase Agreement)</u>

LEASE

SURFACE USE AGREEMENT AND LEASE

This agreement is made and entered into effective as of the 29th day of August, 2008, by and between Barrett Brothers, Inc., a Colorado corporation, P. O. Box 56, Redvale, CO 81431, Grantor (whether one or more), and Robert A. Larson, P. O. Box 85, Ouray, CO 81427, or assigns, as Grantee.

WITNESSETH:

WHEREAS, Grantee has filed with the Bureau of Land Management, U. S. Department of the Interior, Notice of Intent to Locate lode or placer mining claims which are identified as the PJ 10 – 39 (inclusive) lode mining claims, a portion of which are on Stock Raising Homestead Act Lands pursuant to Public Law 103-23 etc. etc., henceforth referred to as the "Property", and has otherwise taken steps to locate and claim lode mining claims in compliance with Colorado law; and

WHEREAS, Grantor owns the surface rights to the area comprising the Property, described as follows: Township 44 N, Range 16 W, Section 33, SE/4, N/2 SW/4 and Township 43 N, Range 16 W, Section 4, Lots I and II, San Miguel County, Colorado consisting of 320 acres more or less;

NOW THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) plus other good and sufficient consideration as recited herein, the receipt of which by Grantor is hereby acknowledged, and of the covenants and agreement hereinafter expressed, the parties hereto agree as follows:

1. RIGHTS GRANTED TO GRANTEE

1.1 Grantor hereby leases and grants to the Grantee and to his successors and assigns the exclusive right and privilege for a term of ten years, and for so long thereafter as Grantee or its successors and assigns comply with the terms and conditions of this Surface Use Agreement and Lease, including payment of annual rents, to explore for, extract, process, treat, store, transport, and dispose of mined materials occurring in association therewith in, upon or under the Property as described above, including both valuable and waste products, together with the right to construct, use, maintain, repair, replace and relocate all such works, pads, drill sites, water sumps and storage areas, excavations, stock and waste piles or facilities, buildings, shops, plants, structures, machinery, appliances, roads, shafts, tunnels, drifts, open pits, pipelines, utility services and other improvements as may be necessary or convenient for the exploration, extraction, mining, preparation, processing, treating and marketing of ore and minerals extracted from or in connection with the Property and the right to use so much of the surface of the Property as reasonably may be advantageous for the exercise of the rights and privileges herein granted, including, without limitation, access for ingress and egress to the Property.

1.2 Grantee shall have the right to negotiate by separate agreement for the use of any water or water rights belonging to Grantor which are located on the Property or on adjoining property owned by the Grantor as long as the same does not interfere with the use being made of

9

the same by Grantor. Grantor shall have the right to negotiate by separate agreement for the use of water or water rights developed by Grantees as long as the same does not interfere with the use being made of the same by Grantee. All water rights discovered and/or developed by Grantee's operations shall be plotted on maps and furnished to Grantor in a timely manner. Grantee agrees that, without the consent of Grantor, Grantee shall not drill any exploratory drill holes within a radius of one hundred feet (100') of any presently existing water wells of Grantor. The parties shall cooperate in obtaining any required permitting for any new water rights or sources developed by Grantee and the party which will use such water shall pay any costs associated with such permitting.

2. PROPER OPERATION REQUIRED

2.1 Grantee shall conduct all operations on the Property in accordance with any legal requirements and consistent with good mining and engineering practices. Any parts of the Property which are excavated as a result of surface exploratory drilling shall, upon completion of such drilling, be restored by Grantee to its approximate original contours as may be practicable. Nothing herein shall act as a warranty from Grantee that the Property shall be suitable for any particular purpose after completion of operations nor shall Grantee have any obligation to replace waste rock or otherwise restore the surface following mining, except as may be required by applicable law.

2.2 Except as provided herein, Grantee shall erect and maintain fences and cattle guards around workings and structures which Grantee utilizes for mining and along roads constructed or utilized by Grantee in the conducting of its mining operations wherever reasonably required to protect Grantor's livestock against injury or destruction. Fences shall be standard 4-strand barbed-wire with posts on 16 ft centers. Grantee shall not be required to fence roads or drill site locations which are utilized temporarily for exploratory drilling activities. Grantee, utilizing any gates in fences maintained by Grantor on or about the Property, shall promptly close such gates. Grantee shall promptly repair any damage which may be caused by Grantee's operation to any enclosures or improvements of Grantor and shall use reasonable precautions to avoid interference with Grantor's cattle and farming operations on the Property. Grantee agrees to maintain insurance coverage to compensate Grantor if livestock is injured or killed by equipment operating on said Property or by equipment hauling ore from said Property.

2.3 Grantee agrees not to permit any Hunting on Property by employees, friends or associates since Grantor has previously granted exclusive rights to others for such purposes. Grantor agrees to limit such hunting to those areas outside of active exploration and/or mining for the protection of employees and operators.

3. ANNUAL RENT

3.1 On the signing of this Agreement by all parties hereto, and continuing thereafter on the annual anniversary of this agreement for so long as this Agreement remains in force, Grantee shall pay to Grantor an annual rent payment for the use of the Property. The annual rent payment shall be Ten Dollars ($10) for each acre of land contained within the Property. Once development, mining and/or production has commenced and a defined area for mining has been

designated and properly fenced, the annual rent payment for that portion of the property will be Twenty Five Dollars ($25) for each acre designated and the remaining acreage will continue to be paid at Ten Dollars ($10) for each of the remaining acres.

3.2 Grantee has the right to surrender and relinquish any lands not needed by it and any such surrendered lands shall be deleted from the description of the Property. No annual rent shall be due or payable for any surrendered lands from and after the date of surrender.

4. SURFACE DAMAGE

4.1 For and in consideration of any and all damage which may be done to Grantor's interest in and to the surface of the Property, including any water rights, during exploration hereunder, whether by drilling or other means, Grantee shall pay Grantor the sum of One Hundred Dollars ($100.00) for each exploration or development hole.

4.2 If any of the Property is rendered entirely unusable as result of Grantee's activities, then and in that sole event, Grantee shall pay Grantor the fair market value of such land, fair market value to be determined by a licensed Colorado appraiser, agreed to by both parties, with said appraisal being based on similar land being similarly used prior to its use by Grantee and located within five miles of the Property.

5. STATE AND FEDERAL LAW; INDEMNIFICATION OF GRANTOR

5.1 Grantee, in the operation and development of the Property, shall be subject to all applicable federal law regarding mining operations.

5.2 Grantee shall pay and satisfy all claims incurred by it for materials, supplies and labor in connection with its working of said mine and shall keep mining property free of liens or encumbrances of any and every kind, except such as might result from state and county tax assessments not required to laws of the State of Colorado, and all federal or state rules and regulations regarding Employers' Liability, Workmen's Compensation, Social Security and Unemployment Insurance. Grantee covenants and agrees to indemnify and hold harmless the Grantor from and against the payment of any and all damages, claims, costs and expenses arising from Grantee's activities hereunder due to the existence of such enactments, and of any and all claims, costs and expenses in connection therewith under any claim or subrogation provided for by aid enactments to otherwise. Grantee indemnifies and holds harmless Grantor from and against any and all damages, claims, costs and expenses caused by Grantee arising out of damage to property or any injuries to or death of the employees of Grantee, or any other person whomsoever, other than Grantor and those acting under it, where such injury, death or damage occurs because of, or in connection with, the use, operation or development of the Property whether such claims are based upon a right conferred by the common law or by statute.

5.3 If Grantor shall fail to pay any amounts due under, or to duly satisfy and discharge, any mortgage or lien on the Grantor's interest in the Property or Leased Deposits, except outstanding royalties, or shall permit any lien or encumbrance to be imposed upon the Property, then, at its option, Grantee may, but shall not be obligated to, pay and discharge any such

mortgage or lien so unpaid and due and payable, and Grantee may reimburse itself for any such payment to satisfy and discharge any such mortgage, and/or for all payments and costs of paying, satisfying and discharging any such lien or encumbrance, by withholding and retaining any amounts so paid from any and all amounts which thereafter become due and payable to Grantor during the term of this Lease. In the event of Grantee's payment, discharge or satisfaction of a mortgage or of a lien or encumbrance, as authorized in this Section, Grantee shall have all of the rights and remedies against Grantor which the mortgagor or the lien-holder of such lien or the holder of such encumbrance had against the Grantor immediately prior to the time of such payment, satisfaction or discharge.

6. FORCE MAJEURE

If and so long as governmental restrictions, inability to obtain permits, licenses and governmental approvals, war or the results thereof, strikes, acts of God or the elements, or any cause, whether or not like those enumerated, beyond the control of Grantee, shall substantially interfere with or prevent Grantee's exploration, development or mining of the Property or the sale of ores therefrom, or while litigation contesting the rights and titles of Grantor shall be pending and undetermined Grantee, without impairment of its rights hereunder, shall be excused from performance hereunder except for the payment of taxes and the payment of production royalties on ores theretofore removed and sold, and with those exceptions, Grantee's obligations hereunder shall be suspended and tolled and the time for performance thereof and the term of this Lease shall be extended for a period of time equal to each such period during which performance by Grantee is so excused. Both Parties shall use reasonable diligence to attempt to remove any preventing cause constituting a force majeure and promptly upon the removal thereof, shall resume performance of the obligations tolled and excused by said preventing cause. The prevention or settlement of any strike or labor dispute shall not, within the meaning of this Section, be considered a matter within the control of the Grantee.

7. TERMINATION

7.1 Except as excused by force majeure as set forth above, in the event of the failure of Grantee to make any payment or to perform any substantial obligation required of it under this Lease, Grantor shall have the privilege of serving a written notice on Grantee specifying in detail such default in performance. If Grantee should fail to make such payment or perform any other substantial obligation within thirty (30) days after service of said notice, or if such obligation cannot be performed within said 30-day period, shall fail to promptly commence and thereafter diligently complete performance of such obligation, then at the election of Grantor, by written notice to Grantee, all of Grantee's rights and interests under this Lease shall become terminated and forfeited to Grantor, except as hereinafter provided.

7.2 If Grantee should dispute that a default has occurred, it shall so advise Grantor and such question shall be determined by a court of competent jurisdiction. Within the thirty-day period set forth above, in the event of a dispute as to whether or not a default has occurred, Grantee shall institute a suit in a court of competent jurisdiction to have such question determined. If the decision of the court shall be that Grantee was in default, then it shall have fifteen (15) days after such decision, or the time provided in such decision, whichever is longer,

within which to cure the default or defaults before Grantor may terminate this Lease by fifteen (15) days notice to that effect, but if such default or defaults be cured, there shall be no breach hereunder with respect to the same.

8. EXTENSION/RENEWAL

Provided that Grantee is not in default hereunder, Grantee shall have the right at the end of the original ten year term of this agreement, and at the end of each ten year extension thereafter, to renew and extend the term of this Agreement for an additional ten year period. In the event Grantee wishes to extend and renew the term of this Agreement, it shall give Grantor written notice of its intent to do so no later than ten days before the expiration of the then current term.

9. GRANTEE'S RIGHT OF SURRENDER

9.1 Anything to the contrary notwithstanding, and in Grantee's sole discretion, Grantee may, at any time, terminate application of this Agreement to any portion of the Property, with or without cause, by executing and giving to Grantor a notice in substantially the following form, signed and attested in the manner provided for transfers of an interest in land under Colorado law:

NOTICE

Pursuant to the provisions of the Surface Use Agreement and Lease, dated _________ (date of Lease) between Barrett Brothers, Inc., Grantor, and Robert A Larson, Grantee, a memorandum of which was recorded in Book ________ at Pages ___________ in the records of San Miguel County, State of Colorado, which Agreement was assigned by Robert A. Larson to ______________________________, Assignee, by Assignment dated __________________ recorded in Book ________ at Pages ___________ in the records of San Miguel County, State of Colorado, Assignee has elected to and does terminate the said Surface Use Agreement and Lease with respect to, and only with respect to, the following described lands:

(herein to be inserted with particularity the legal description of the portion of the Property as to which the Mining Lease is terminated)

By this instrument, Assignee, relinquishes and surrenders any claim or interest it may have had or acquired under and by virtue of said Surface Use Agreement and Lease with respect to, and only with respect to, the lands described in this Notice. Said Surface Use Agreement and Lease remains in full force and effect as to any of the Property described therein not heretofore relinquished or surrendered or which are not specifically described in this Notice.

Assignee (______________________________)
Signed By: Dated:

______________________________ __________________

9.2 Any of the Property relinquished and surrendered pursuant to this Section shall be free and clear of any claim, lien, or encumbrance arising out of Grantee's operations of the

Property. Upon delivery of any such notice this Surface Use Agreement and Lease shall terminate and cease as to, and only as to, the part of the Property described in any such notice and Grantee (except as herein otherwise provided with respect to annual rentals payable) shall then be relieved of any and all obligations, liability or responsibility of every kind and character whatsoever which subsequently accrue or become due with respect to the particular portion of the Property described in such notice. If Grantee relinquishes and surrenders the entire Property pursuant to the foregoing provisions, this Agreement and all future obligations relating thereto shall terminate.

10. REMOVAL OF EQUIPMENT

Grantor shall have a period of ninety (90) days after valid cancellation or other termination of this Surface Use Agreement and Lease to remove from the Property all warehouse stocks, merchandise, materials, tools, equipment, supplies and all machinery and personal property erected or placed in or upon the Property by Grantee, provided, however, that Grantee shall not remove any timbering or other underground structures required for support of any underground drifts, tunnels or other workings. Grantee shall have the right to remove any track, rails, water or air pipelines, ore bins, electrical cable, transformers and ventilation fans from the Property. If inclement weather prevents or hinders complete removal of the personal property within such 90-day period, Grantee shall have an additional amount of time beyond said 90-day period in which to remove such personal property so that Grantee shall have had an aggregate of at least a full 90 days of time in which its removal operations were not interfered with by inclement weather.

11. NO OBLIGATION TO DEVELOP

Nothing contained herein shall be deemed to require Grantee to explore, develop or mine the Property and the amount, the nature, extent and scheduling of any work which Grantee may perform on or in connection with the Property shall be at Grantee's sole and absolute discretion. Grantee makes no express or implied covenant, agreement or condition relating to its exploration of the minerals or operations on or under the Property. Whether or not any such exploration, development or operations (including mining) shall at any time be conducted by Grantee, the nature, manner and extent thereof shall be matters to be determined by Grantee.

12. GRANTOR'S WARRANTY

Grantor represents and warrants that it is the owner of the Property and has the right to lease the same and to enter into this Surface Use Agreement and Lease and that the person or persons signing this instrument on behalf of Grantor have been duly authorized to do so. Grantor further warrants and agrees to cooperate with and assist Grantee in obtaining any necessary state or federal permits to enable Grantees operations. Nothing contained in this Section shall be construed as limiting or restricting Grantee's right to withhold all payments under this Lease in the event of adverse claim, dispute or question as to the ownership or title to the Property.

13. TAXES

While this Agreement is in force, Grantee shall pay any real estate or other taxes assessed, levied or imposed upon the Property or on any improvements thereon or minerals extracted therefrom, in connection with Grantee's operations. Grantee shall have the right but not any obligation, to pay any real estate or other taxes assessed against Grantor's interest in the Property which Grantor fails to pay.

14. GENERAL PROVISIONS

14.1 Neither of the parties hereto is restricted from selling or otherwise transferring their individual interests in the Property. Either party to this Agreement shall have the right to assign, transfer, delegate, or otherwise convey its right and/or duties hereunder or any right, title or interest it may own in or to the Property without the approval of the other party. Any assignment or transfer of rights hereunder shall be in writing. The provisions hereof shall inure to the benefit of, and shall be binding upon, the successors in interest, legal representatives and assigns of the respective parties hereto, but no party hereto shall be chargeable with notice of any assignment or conveyance until such party shall have been furnished with written notice thereof and with a copy of the instrument of assignment or conveyance. In the event of an assignment or transfer, the assigning or transferring party shall cause any assignee or transferee to execute a written acknowledgment of its agreement to be bound by and subject to the terms of this Agreement. This Agreement and all obligations hereunder shall run with, and be binding upon, the Property so long as this Agreement remains in force.

14.2 The terms of this Agreement are not subject to change without the written consent of both parties.

14.3 This Agreement or a memorandum describing it, and any amendment, modification or assignment of this Agreement shall be recorded in the land records of San Miguel County, Colorado.

14.4 Any disputes or disagreements relating to this Agreement shall be determined in accordance with the laws of the State of Colorado. This Agreement is made and entered into, and venue and jurisdiction shall lie exclusively, in the District Court for San Miguel County, Colorado, the parties hereto irrevocably submitting to such jurisdiction and venue by virtue of their signature hereon. The prevailing party in any dispute shall be entitled to recover its costs and attorney's fees.

14.5 Any notice contemplated herein shall be in writing. Notices may be given by personal delivery to either party or to its duly authorized agent, or may be given by email or facsimile or other electronic transmission or may be given by delivery to any courier service or mailed by regular United States mail. Service of notice shall be deemed effective and complete upon date of delivery, posting, transmission or mailing in accordance herewith. In the event of any notification, defect, problem or related issue, the party notified shall respond in writing within ten (10) business days after the date of receipt, which response (the "response") shall explain that party's position as to any matter raised in the notification.

14.6 No delay or admission in the exercise of any right or remedy by either party shall impair such a right or remedy or be construed as a waiver.

14.7 This Surface Use Agreement and Lease may be executed in any number of counterparts and all parties need not sign the same identical copy thereof which counterparts, taken together, shall be deemed to constitute the parties' agreement.

Dated and effective as of the day upon which both parties have become signatories to this Agreement.

Grantor: Barrett Brothers, Inc.

By: ______________________
NAME, POSITION Pres.

Attest:

By: ______________________
NAME, Secretary

Grantee: Robert A. Larson

____

STATE OF COLORADO:

COUNTY OF Montrose :

On the 29th day of August, 2008, personally appeared before me Floyd L Barrett, President of Barrett Brothers, Inc., a Colorado corporation, Grantor, the signer of the foregoing instrument, who duly acknowledged to me that he executed the same. My Commission Expires: 11-1-11.

Tammy Gillaspy
Notary Public

NOTARY PUBLIC TAMMY GILLASPY STATE OF COLORADO

STATE OF COLORADO:

COUNTY OF ~~OURAY~~: montrose :

On the 29th day of August, 2008, personally appeared before me Robert A. Larson, Grantee, the signer of the foregoing instrument, who duly acknowledged to me that he executed the same. My Commission Expires: 11-1-11.

Tammy Gillaspy
Notary Public

NOTARY PUBLIC TAMMY GILLASPY STATE OF COLORADO

Exhibit D

(Mining Claim & Lease Sale/Purchase Agreement)

ASSIGNMENT OF SURFACE LEASE

THIS ASSIGNMENT OF SURFACE LEASE ("Assignment") is entered into this **Thirtieth (30th) day of January, 2012** (the "Closing date"), by and between Robert A. Larson, a Colorado Resident, whose address is P.O. Box 85, Ouray, Colorado 81427 ("Assignor"), and American Strategic Minerals Corporation, a Colorado corporation, with an address of 31161 Hwy 90, P.O. Box 888, Nucla, Colorado 81424 ("Assignee").

Assignor is the lessee under that certain Surface Lease attached hereto as Attachment A (the "Lease") for the following lands located in San Miguel County, Colorado:

- Township 44 North, Range 16 West, N.M.P.M., Section 33, N½SW¼ and SE¼ (approximately 240 acres)
- Township 43 North, Range 16 West, N.M.P.M., Section 4, Lots I and II (approximately 80 acres)

In accordance with the closing of the terms and conditions of a certain underlying Mining Claim & Lease Sale/Purchase Agreement, as entered into between the parties hereto (the "Underlying Agreement"), and to which this Assignment is Exhibit D, the Assignor desires to assign all of its right, title and interest in the Lease to Assignee, and the Assignee desires to acquire all of Assignor's right, title and interest in the Lease.

ASSIGNMENT

In consideration of the consideration to be paid under the Underlying Agreement by the Assignor to the Assignee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor does hereby sell, assign, transfer, and deliver to the Assignee all of Assignor's right, title and interest in and to the Lease, attached hereto as Attachment A, which is by reference made a part hereof.

In consideration of the foregoing, the Assignee does hereby agree, effective as of and from the date of the execution and delivery of this Assignment and during the remainder of the term of the Lease, to perform all of the duties and obligations contained in the Lease and at all times to indemnify and save harmless the Assignor from and against any breach of the terms and conditions of the Lease as of the date of this Assignment. Assignor does hereby agree to indemnify and save harmless Assignee from and against any breach of the terms and conditions of the Lease that may have occurred prior to the date of this Assignment. Assignee shall have the full right to assign its rights and obligations in the Lease in whole or in part.

This Assignment of Mineral Lease is effective as of the Closing date written above.

ASSIGNOR:	**ASSIGNEE:**
Robert A. Larson	American Strategic Minerals Corporation
By: ______________________________	By: ________________________
Name: Robert A. Larson	Name: George Glasier, President

ACKNOWLEDGEMENT OF ASSIGNOR

STATE OF __________________)
) SS
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ____ day of ________________, 2011, by Robert A. Larson who attested the same as his free and voluntary act and deed. Witness my hand and official seal.

Print Name:______________________________
My Commission expires: ___________________

ACKNOWLEDGEMENT OF ASSIGNEE

STATE OF __________________)
) SS
COUNTY OF ________________)

The foregoing instrument was acknowledged before me this ____ day of ________________, 2011, by George Glasier, President of American Strategic Minerals Corporation, who attested the same as her free and voluntary act and deed. Witness my hand and official seal.

Print Name:______________________________
My Commission expires: ___________________